Priscilla A. Chesler
Certified Public Accountant
                                                               2120 N. 124th Dr.
                                                              Avondale, AZ 85323
                                                               WP (602) 625-2947
                                                               HP (602) 935-9162

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders
Scottsdale Business Systems, Inc./Cyberspeedway
Scottsdale, AZ

We have audited the accompanying balance sheets of Scottsdale Business Systems, Inc./Cyberspeedway, an Arizona corporation, as of December 31, 2000 and 1999, and the related statements of operations, changes in stockholders' equity (accumulated deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Scottsdale Business Systems Inc./Cyberspeedway as of December 31, 2000 and 1999 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations and has a deficit in stockholders' equity as of December 31, 2000, which raises substantial doubt about its ability to continue as a going concern. Management's plan regarding this matter is also described in Note 8 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Priscilla A. Chesler
------------------------
Priscilla A. Chesler, CPA, PC
Avondale, AZ
October 8, 2001


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